THOMPSON BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON    NEW YORK  WASHINGTON, D.C.

         HINE

                                                        November 4, 2004

Birmiwal Investment Trust

5270 Highland Drive

Bellevue, Washington  98006

Re:  Birmiwal Investment Trust, File Nos. 333-102801 and 811-21289

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Birmiwal Investment Trust Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

494388.1